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                                                                 Exhibit (10)(p)

AGENT ACKNOWLEDGMENT:


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Nikhil A. Advani                        Catherine A. Marrion


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Thomas F. English                       Linda M. Reimer


/s/ Paul W. Horrocks
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Paul W. Horrocks                        George E. Silos


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Angela Taylor Kyle

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                                 ACKNOWLEDGMENT

State of New York  )
                   ) SS:
County of New York )

     On this, the 8th day of April, 2010, before me a notary public, the undersigned officer, personally appeared Paul W. Horrocks, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.


                                        /s/ Shermane Cadle
                                        ----------------------------------------
                                        Notary Public